Exhibit 24(a)

                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Aluminum Company of America (the "Company") hereby constitutes and appoints JAN H. M. HOMMEN, HOWARD W. BURDETT, EARNEST J. EDWARDS and BARBARA S. JEREMIAH, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pursuant to the Alcoa Fujikura Ltd. Salaried 401(k) Savings Plan and Alcoa Fujikura Ltd. Hourly 401(k) Plan or any successor plans, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned Directors of the Company in the capacity of Director thereof to any registration statements to be filed with the Securities and Exchange Commission in respect of said Plans or successor plans and shares of common stock, or either of them, to any and all preeffective amendments, post-effective amendments and supplements to any such registration statements, and to any instruments or documents filed as part of or in connection with any such registration statements or pre-effective amendments or post effective amendments or supplements thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents on the date set opposite his or her name below.

/s/Kenneth W. Dam       12/21/95        /s/Sir Arvi Parbo       12/21/95
 Kenneth W. Dam                          Sir Arvi Parbo


/s/John P. Diesel       12/21/95        /s/Henry B. Schacht     12/21/95
 John P. Diesel                          Henry B. Schacht


/s/Joseph T. Gorman     12/21/95        /s/Forrest N. Shumway   12/21/95
 Joseph T. Gorman                        Forrest N. Shumway


/s/Judith M. Gueron     12/21/95        /s/Franklin A. Thomas   12/21/95
 Judith M. Gueron                        Franklin A. Thomas


/s/Sir Ronald Hampel    12/21/95        /s/Marina v.N. Whitman  12/21/95
 Sir Ronald Hampel                       Marina v.N. Whitman


/s/John P. Mulroney     12/21/95
John P. Mulroney